Exhibit 16.1
March 25, 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE: NextDecade Corporation
File No. 001-36842

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NextDecade Corporation dated March 20, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP